                         NOTICE OF GUARANTEED DELIVERY            Exhibit (a)(3)
                                      for
                        Tender of Shares of Common Stock
                                       of

                                 Acordia, Inc.
                                       to

                             AICI Acquisition Corp.
                          a wholly owned subsidiary of

                        Anthem Insurance Companies, Inc.
                   (Not to be Used for Signature Guarantees)

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON THURSDAY, JULY 3, 1997, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates evidencing common stock, par value $1.00 per share (the "Common Stock"), of Acordia, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "THE TENDER OFFER -- Terms of the Offer" of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) and a representation that the stockholder owns the Common Stock, and that the tender of the Common Stock effected thereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, each in the form set forth in this Notice of Guaranteed Delivery. See the section entitled "THE TENDER OFFER -- Procedures for Tendering Common Stock" of the Offer to Purchase.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

           By Mail:                       By Hand:                By Overnight Delivery:
  First Chicago Trust Company    First Chicago Trust Company    First Chicago Trust Company
          of New York                    of New York                    of New York
      Tenders & Exchanges            Tenders & Exchanges            Tenders & Exchanges
          Suite 4660              c/o The Depository Trust              Suite 4680
         P.O. Box 2569                     Company                    14 Wall Street
 Jersey City, New Jersey 07303    55 Water Street, DTC TAD       New York, New York 10005
                               Vietnam Veterans Memorial Plaza
                                  New York, New York 10041
          By Facsimile Transmission                         To Confirm Receipt of
      (For Eligible Institutions Only):                Notice of Guaranteed Delivery:

               (201) 222-4720                                  (201) 222-4707
                     or
               (201) 222-4721

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to AICI Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Anthem Insurance Companies, Inc., an Indiana mutual insurance company ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 6, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of shares of Common Stock specified below pursuant to the guaranteed delivery procedures described in the section entitled "THE TENDER OFFER -- Procedures for Tendering Common Stock" of the Offer to Purchase.

Number of Shares of Common Stock:
------------------------------------------------------------------------

Certificate Nos. (if available):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Check ONE box if Common Stock will be tendered by book-entry transfer:

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

Account Number:
--------------------------------------------------------------------------------

Name(s) of Record Holder(s):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PLEASE PRINT

Address(es):
--------------------------------------------------------------------------------
                                                                        ZIP CODE

Daytime Area Code and Telephone No.:
----------------------------------------------------------------------

Signature(s)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:  ________  , 1997

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the above named person(s) "own(s)" the Common Stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Common Stock effected hereby complies with Rule 14e-4, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Common Stock tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Common Stock into the account maintained by the Depositary at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the section entitled "THE TENDER OFFER -- Procedures for Tendering Common Stock" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Common Stock to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

                                 (PLEASE PRINT)

Name of Firm:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------
                                                                      (ZIP CODE)

AUTHORIZED SIGNATURE:
--------------------------------------------------------------------------------

Name:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Title:
--------------------------------------------------------------------------------

Daytime Area Code and Tel. No.:
-----------------------------------------------------------------------------

Dated:
------------ , 1997

     NOTE: DO NOT SEND CERTIFICATES FOR COMMON STOCK WITH THIS NOTICE OF
           GUARANTEED DELIVERY. COMMON STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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